UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 29, 2012

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 29, 2012, Solitron Devices, Inc., its affiliates, agents and representatives (collectively, the "Company") entered into a Settlement Agreement and Release (the "Agreement and Release") with the Police and Fire Retirement System of City of Detroit, its affiliates, agents and representatives (collectively, "PFRS").  In connection with the Company's bankruptcy, in 1993, the Company was ordered to pay PFRS a total of $1,056,226.85 over time in connection with an unsecured claim against the Company.  As of the date of the Agreement and Release, the Company has paid PFRS an aggregate of $359,653.27.  Pursuant to the Agreement and Release, the Company will pay PFRS a lump sum payment of $475,000.00 within ten days of the Agreement and Release in full and final satisfaction of PFRS' unsecured claim against the Company.  The Agreement and Release also provides for mutual releases among the parties.

The foregoing summary is qualified in its entirety by reference to the Agreement and Release, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.       Financial Statements and Exhibits

Exhibit No.	Description

10.1
Settlement Agreement and Release, dated October 29, 2012, by and between Solitron Devices, Inc., its affiliates, agents and representatives and the Police and Fire Retirement System of City of Detroit, its affiliates, agents and representatives.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2012	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Settlement Agreement and Release, dated October 29, 2012, by and between Solitron Devices, Inc., its affiliates, agents and representatives and the Police and Fire Retirement System of City of Detroit, its affiliates, agents and representatives.